UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2026
___________________________________
TPG Private Equity Opportunities, L.P.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware	000-56717	99-4755034
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
301 Commerce Street, Suite 3300 Fort Worth, TX 76102
(Address of principal executive offices and zip code)
(817) 871-4000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 - Unregistered Sales of Equity Securities.
On October 1, 2026, TPG Private Equity Opportunities, L.P., a Delaware limited partnership (the “Fund” or “T-POP”), sold unregistered limited partnership units (the “Units”) of the Fund as part of its continuous private offering for aggregate consideration of $73.1 million. The following table details the Units sold:

Class	Number of Units Sold	Aggregate Consideration
Class I	1,373,801	$49,279,388
Class S	670,556	$23,779,500
Class F (a)	1,052	$40,000
_______________
(a)Represents Class F Units sold to employees of affiliates of the Fund’s general partner, TPG Private Equity Opportunities GenPar, L.P.

The offer and sale of the Units were made as part of the Fund’s continuous private offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Regulation D thereunder. Units were sold to third-party investors, including through TPG Private Equity Opportunities (TE), L.P. (“Feeder TE”), a Delaware limited partnership, for certain investors with particular tax characteristics, such as tax-exempt investors and non-U.S. investors, and that invests substantial majority of its assets indirectly in the Fund’s Class R-I and I Units. Out of the Units reflected in the table above, 627,786 Class I Units and 1,052 Class F Units were issued to Feeder TE in connection with Feeder TE’s issuance of Class S_TE, Class I_TE, and Class F_TE Units to third party investors.

The Fund, alongside certain parallel investment entities, invest substantially all of their assets in T-POP US Aggregator (CYM), L.P. (the “Aggregator”, and collectively with the Fund, Feeder TE and such parallel investment entities, the “T-POP Fund Complex”). On October 1, 2026, the T-POP Fund Complex (inclusive of the Fund) issued interests for aggregate consideration of approximately $103.2 million.
Item 8.01 - Other Events.
Transactional Net Asset Value
The Fund calculates the transactional net asset value (“Transactional NAV”) for purposes of establishing the price at which transactions in the respective Units are made. A description of the Fund’s valuation process was included under “Calculation of Net Asset Value” within “Item 5. Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” in the Fund’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission on March 23, 2026. Transactional NAV is based on the month-end values of the Fund’s investments and other assets and the deduction of any respective liabilities, including certain fees and expenses, in all cases as determined in accordance with the valuation policy that has been approved by the Fund’s board of directors. Organizational and offering expenses advanced on the Fund’s behalf by its investment manager will be recognized as a reduction to Transactional NAV ratably over 60 months beginning in June 2026, and servicing fees, as applicable, are recognized as a reduction to Transactional NAV on a monthly basis as such fees are accrued. Certain contingent tax liabilities may not be recognized as a reduction to Transactional NAV if the Fund’s general partner reasonably expects such liabilities will not be recognized upon divestment of the underlying investment. Transactional NAV per Unit may differ from the Fund’s net asset value as determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The following table provides a breakdown of the major components of the Fund’s Transactional Net Asset Value as of September 30, 2026 ($ in thousands):

Components of T-POP’s Transactional Net Asset Value	September 30, 2026
Investment in the Aggregator (cost of $1,721,573)	$2,198,199
Cash and Cash Equivalents	2,970
Other Assets	714
Accrued Performance Participation Allocation	(34,318)
Management Fee Payable	(1,732)
Servicing Fee Payable (a)	(533)
Other Liabilities	(536)
Transactional Net Asset Value	$2,164,764
_______________
(a)Servicing Fees Payable only apply to Class R-S, Class S, Class R-D and D Units. For purposes of T-POP’s Transactional NAV, the fees are recognized as a reduction of T-POP’s Transactional NAV on a monthly basis. For purposes of calculating net asset value in accordance with GAAP, the Fund accrues the cost of the servicing fees, as applicable, for the estimated life of the units as an offering cost at the time the Fund sells Class R-S Units, Class S Units, Class R-D and Class D Units.

The following table provides a breakdown of the Fund’s Transactional Net Asset Value per Unit by class as of September 30, 2026:

	September 30, 2026
Class	Transactional NAV per Unit	Number of Units	Transactional NAV ($ in thousands)
Class R-I	$35.93	10,170,658	$365,440
Class R-S	$35.52	17,722,038	629,509
Class R-D	$35.81	348,256	12,471
Class I (a)	$35.87	22,731,382	815,393
Class S	$35.46	3,302,704	117,122
Class D	$35.74	145,752	5,210
Class F	$38.01	5,778,259	219,619
Total		60,199,049	$2,164,764
_______________
(a)Transactional NAV per Unit for Class I does not reflect Feeder TE specific expenses and other net assets and liabilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG Private Equity Opportunities, L.P.

Dated: October 23, 2026	By:	/s/ Matt White
	Name:	Matt White
	Title:	Chief Financial Officer